ESCROW AGREEMENT


     THIS ESCROW AGREEMENT ("Agreement"), is made as of July 30, 2004 by and among AALBERTS INDUSTRIES U.S. HOLDING CORP., a Delaware corporation ("Parent"), ELKHART PRODUCTS CORPORATION, a Delaware corporation ("U.S. Purchaser"), ELKHART PRODUCTS LTD., a Canada corporation ("Canadian Purchaser" and collectively with Parent and U.S. Purchaser, "Purchasers"), AMCAST INDUSTRIAL CORPORATION, an Ohio corporation ("Amcast"), ELKHART PRODUCTS CORPORATION, an Indiana corporation ("Elkhart"), and AMCAST INDUSTRIAL LIMITED, a Canada corporation (collectively with Amcast and Elkhart, "Sellers"), and Wells Fargo Bank, N.A., a financial institution located in Fort Wayne, Indiana, as escrow agent ("Escrow Agent").

                                    RECITALS

     A. WHEREAS, Sellers and Purchasers have entered into an Asset Purchase Agreement dated as of July 8, 2004 (the "Purchase Agreement").

     B. WHEREAS, the execution of this Agreement is a condition to the consummation of the transactions contemplated by the Purchase Agreement.

     C. WHEREAS, capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings given to them in the Purchase Agreement.

     NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, the parties hereto agree as follows:

     1. Establishment of Escrow Fund. Simultaneously with the execution of this Agreement, Purchasers shall deliver Seven Hundred Thousand Dollars (US $700,000) (the "Escrow Payment") by wire transfer to the Escrow Agent, and the Escrow Agent shall acknowledge receipt of such amount. The Escrow Agent agrees to hold and disburse the Escrow Payment and any interest, dividends, distributions or other income or capital appreciation received on or from the Escrow Payment ("Interest" and, together with the Escrow Payment, the "Escrow Fund") in accordance with the terms and conditions of this Agreement.

     2. Investment of Escrow Fund; Accounting.

     (a) Investments. The Escrow Agent shall invest all of the Escrow Fund in such investments as may be designated to the Escrow Agent by both a Purchaser and a Seller in writing from time to time and, if no designation is provided by both a Purchaser and a Seller, then in one or more money-market accounts.

     (b) Monthly Accounting. Upon written request of both a Purchaser and a Seller, the Escrow Agent shall deliver to each of the parties, a monthly accounting in writing of the property constituting the Escrow Fund and all distributions (including payments in respect of the Escrow Agent's fees and expenses) from the Escrow Fund during such month.

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

     3. Disbursements.

     (a) Disbursement Upon Joint Instructions. The Escrow Fund shall be used to pay the premium for a representations and warranty policy to be obtained by Purchasers on terms no less favorable to the insured parties than the terms proposed by AIG in its indication of interest dated June 21, 2004 (the "Indemnification Insurance"). If the Indemnification Insurance policy is issued within six months after the Closing, the Escrow Fund shall be used to pay the premium for the Indemnification Insurance. If the premium is less than the Escrow Fund, then the balance of the Escrow Fund shall be promptly disbursed to Sellers; if the premium is more than the Escrow Fund, then the excess shall be paid by Purchasers. Purchasers and Sellers covenant and agree to give the Escrow Agent joint instructions to disburse the Escrow Fund as set forth in this Section promptly after Purchasers have provided Sellers with proof reasonably acceptable to Sellers that Purchasers have purchased Indemnification Insurance consistent with the requirements of this Section. Notwithstanding anything herein to the contrary, upon receipt by the Escrow Agent of joint written instructions signed by both a Purchaser and a Seller to disburse all or any amount of the Escrow Fund, the Escrow Agent shall disburse the Escrow Fund as so instructed; provided, however, that the Escrow Agent shall be entitled to retain any fees and expenses payable to the Escrow Agent as provided for in Section 5(c).

     (b) Termination of the Escrow Fund. On the first occur of (i) the distribution of all of the Escrow Fund pursuant to Section 3(a) or (ii) the date that is six months after the Closing (the "Termination Date"), the Escrow Agent shall disburse to Amcast on behalf of all Sellers the balance of the Escrow Fund after any distributions made pursuant to Section 3(a); provided, however, that the Escrow Agent shall be entitled to retain any fees and expenses payable to the Escrow Agent as provided for in Section 5(c); provided, further, however, that if Purchasers have provided Sellers and the Escrow Agent with proof that the Purchasers have purchased Indemnification Insurance consistent with the requirements of Section 3(a) and Sellers have not given the Escrow Agent the instructions to disburse the Escrow Fund in accordance with Section 3(a), or if Sellers dispute any disbursement made by the Escrow Agent to pay a premium for any insurance purporting to be consistent with Section 3(a), then the Termination Date shall be extended until such time as the joint instructions described in Section 3(a) have been given to the Escrow Agent or the dispute has been resolved.

     4. Resolution of Disputes.

     (a) Disputes. Any dispute that may arise under this Agreement shall be settled as promptly as practicable either by mutual agreement of Purchasers and Sellers (evidenced by joint instructions to the Escrow Agent) or as provided in
Section 15.

     (b) No Duty of Escrow Agent. The Escrow Agent shall be under no duty to institute or defend any proceedings brought under this Agreement and none of the costs and expenses of any such proceedings shall be borne by the Escrow Agent. Prior to the settlement of any dispute as provided in this Agreement, the Escrow Agent is authorized and directed to retain such portion of the Escrow Fund which is the subject of or involved in the dispute.

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

     5. Rights and Duties of Escrow Agent.

     (a) Limited Duties. Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement. The Escrow Agent shall not be bound by any waiver, modification, amendment, termination, cancellation or revision of this Agreement, unless any of the foregoing is in writing and signed by the other parties to this Agreement, and, if the Escrow Agent's duties are affected, unless the Escrow Agent shall have given its prior written consent thereto. The Escrow Agent shall not be bound by any assignment by Purchasers or Sellers of their rights under this Agreement unless the Escrow Agent shall have received written notice thereof from the assignor. The Escrow Agent shall perform any acts required under the resolution procedures described in Section 15 or ordered by a court of competent jurisdiction. This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties except this Agreement, and Escrow Agent is specifically not a party to or bound by the Purchase Agreement.

     (b) No Representation. The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any document or instrument held by or delivered to the Escrow Agent.

     (c) Fees. The Escrow Agent agrees to serve as Escrow Agent in accordance with the fee schedule attached to this Agreement as Exhibit A. The Escrow Agent shall also be entitled to reimbursement of its reasonable fees and other expenses (including reasonable legal fees and expenses) incurred by the Escrow Agent in connection with extraordinary services required hereunder (including any interpleader action pursuant to Section 5(g)) or on account of disputes among and between Purchasers and Sellers. All fees and expenses payable to the Escrow Agent under this Section 5(c) shall be paid from the Escrow Fund, and if the Escrow Fund is not sufficient to pay such fees and expenses, the fees and expenses shall be paid one-half by Purchasers, on one hand, and one-half by Sellers, on the other hand.

     (d) Indemnification. Purchasers and Sellers agree to jointly and severally indemnify the Escrow Agent for, and to hold it harmless against, any and all claims, suits, actions, proceedings, investigations, judgments, deficiencies, damages, settlements, liabilities and expenses (including reasonable legal fees and expenses of attorneys chosen by the Escrow Agent) ("Losses") as and when incurred, arising out of or based upon any act, omission, alleged act or alleged omission by the Escrow Agent or any other cause, in any case in connection with the acceptance of, or performance or non-performance by the Escrow Agent of any of the Escrow Agent's duties under this Agreement, except as a result of the Escrow Agent's willful misconduct or gross negligence. The Escrow Agent is hereby granted a lien on the Escrow Fund to secure the foregoing indemnity. Purchasers and Sellers agree that one-half of all Losses shall be paid by Purchasers, on one hand, and one-half of any Losses shall be paid by Sellers, on the other hand.

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

     (e) Investments. Purchasers and Sellers understand that investments in the Escrow Fund are not necessarily insured by the United States government or any agency or instrumentality thereof or of any state or municipality. The Escrow Agent shall not be liable for any depreciation in the value of the Escrow Fund invested in accordance with this Agreement.

     (f) Limited Liability. The Escrow Agent acts hereunder as a depository only, and except in cases of the Escrow Agent's willful misconduct or gross negligence, the Escrow Agent shall be protected by acting in reliance upon any certificate, statement, request, notice, advice, direction, or other agreement, instrument or signature believed by the Escrow Agent to be genuine, by assuming that any person or entity purporting to give the Escrow Agent any of the foregoing in accordance with the provisions of this Agreement, or in connection with either this Agreement or the Escrow Agent's duties hereunder, has been duly authorized to do so, or by acting in good faith on the advice of counsel retained by the Escrow Agent. The Escrow Agent shall not be liable for any mistake of fact or law or any error of judgment, or for any act or omission, except as a result of its willful misconduct or gross negligence. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, or shall receive any certificate, statement, request, notice, advice, direction or other agreement or instrument from any other party with respect to the Escrow Fund which, in the Escrow Agent's opinion is in conflict with any of the provisions of this Agreement, or shall be advised that dispute has arisen with respect to the payment, ownership or right of possession of the Escrow Fund or any part thereof (or as to the delivery, non-delivery or content of any certificate, statement, request, notice, advice, direction or other agreement or instrument), the Escrow Agent shall be entitled, without liability to any person or entity, to refrain from taking any action other than to use its best efforts to keep safely the Escrow Fund until the Escrow Agent shall be directed otherwise in accordance with this Agreement. The Escrow Agent shall be under no duty to institute or defend any proceeding.

     (g) Interpleader. Purchasers and Sellers authorize the Escrow Agent, if the Escrow Agent is threatened with litigation or is sued, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrow Fund with the clerk of that court.

     (h) Advice of Counsel. Escrow Agent may act pursuant to the advice or opinion of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice or opinion.

     (i) No Investment Advice. Escrow Agent shall not be called upon to advise any party as to the wisdom in selling, retaining, taking or refraining from any action with respect to any securities or other property deposited hereunder.

     6. Resignation; Successor Escrow Agent.

     (a) Resignation. The Escrow Agent may resign and be discharged from its duties or obligations under this Agreement at any time by giving no less than fifteen (15) business days notice of such resignation to Purchasers and Sellers specifying the date when such resignation shall take effect. After such resignation, the Escrow Agent shall have no further obligation under this Agreement except to hold the Escrow Fund as depository, and the Escrow Agent shall refrain from taking any action until it shall receive joint written instructions from both a Purchaser and a Seller designating a banking corporation, trust company, attorney or other person or entity as successor Escrow Agent. Upon receipt of such joint instructions and the Acceptance, as defined in Section 6(d), the Escrow Agent shall promptly deliver the Escrow Fund to such successor Escrow Agent and render the accounting required by Section 6(c) and shall thereafter have no further obligations hereunder.

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

     (b) Termination. Purchasers and Sellers acting together shall have the right to terminate the appointment of the Escrow Agent by giving joint instructions of such termination to the Escrow Agent, specifying the date upon which such termination shall take effect. After termination, the Escrow Agent shall hold the Escrow Fund as a depository pending transfer to a successor. In the event of such termination, Purchasers and Sellers agree that they will jointly appoint a successor Escrow Agent within fifteen (15) business days of giving such notice and the Escrow Agent agrees that it shall turn over and deliver to such successor Escrow Agent all of the Escrow Fund and any other amounts held by it pursuant to this Agreement and render the accounting required by Section 6(c) and shall thereafter have no further obligations hereunder. Upon receipt of the funds and other amounts and execution of the Acceptance, the successor Escrow Agent shall thereupon be bound by all of the provisions of this Agreement.

     (c) Accounting. In the event of the resignation or removal of the Escrow Agent or upon the termination of the appointment of the Escrow Agent pursuant to
Section 6(b), the Escrow Agent shall render to Purchasers and Sellers and to the successor Escrow Agent, if any, an accounting in writing of the property constituting the Escrow Fund and all distributions therefrom.

     (d) Successor. If at any time the Escrow Agent shall give notice of its resignation pursuant to Section 6(a), shall be removed pursuant to Section 6(b), or shall be dissolved or otherwise become incapable of acting, or the position of the Escrow Agent shall become vacant for any other reason, Purchasers and Sellers shall promptly mutually appoint a successor Escrow Agent. Promptly after such appointment, the predecessor Escrow Agent shall deliver the Escrow Fund to such successor Escrow Agent and render the accounting required by Section 6(c) and shall thereafter have no further obligations under this Agreement. If a successor Escrow Agent has not been appointed within sixty (60) days of the date of any such resignation, removal, dissolution, incapacity or vacancy, the Escrow Agent may deposit the Escrow Fund with the clerk of a court of competent jurisdiction and may interplead all of the parties or may petition such court to appoint a successor Escrow Agent. Upon so depositing the Escrow Fund and filing its pleading, this Agreement shall terminate as to the Escrow Agent.

     7.Ownership for Tax Purposes. For purposes of this Agreement, the parties agree to adopt for federal and state income tax purposes Proposed Regulation 1.468B-8 promulgated under the Internal Revenue Code. Pursuant to this provision, all interest accruing on the Escrow Fund prior to the Termination Date shall be allocated to Amcast. The Escrow Agent shall deliver Amcast a Form 1099 each year with respect to the interest. Amcast hereby certifies that its correct federal taxpayer identification number is 31-0258080 and shall provide such other certification as Escrow Agent may require.

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

     8. Entire Agreement. This Agreement supersedes any and all other agreements, oral or written, among the parties hereto with respect to the subject matter hereof, and contains the entire agreement among the parties with respect to the transactions contemplated hereby.

     9. Amendments; Waiver. This Agreement may be amended, modified, superseded or canceled and any of its provisions may be waived only by a written instrument executed by all of the parties or, in the case of a waiver, by or on behalf of the party waiving compliance. The failure of any party at any time to require performance of any provision of this Agreement shall in no manner affect the right of that party at a later time to enforce the same or a different provision. No waiver by any party of any condition or of any breach of any provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of the same or a different provision.

     10. Successors; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted transferees and assignees. Neither this Agreement nor any interest herein may directly or indirectly be transferred or assigned by any party, in whole or in part, without the written consent of the other parties, except that Purchasers may effect any such assignment to any Affiliate, but any such assignment shall not relieve Purchasers of their duties and obligations contained in this Agreement.

     11. Notices. Any notice, request, demand or other communication to be given pursuant to the terms of this Agreement must be in writing and shall be deemed to have been duly given on the day it is delivered by hand, on the day it is sent by facsimile with confirmation of receipt by the transmitting facsimile machine, on the next business day after it is sent by a nationally recognized overnight mail service (delivery charge prepaid), or on the third business day after it is mailed first class, postage prepaid, in each case to the following addresses:

If to Sellers:                            Amcast Industrial Corporation
                                          7887 Washington Village Drive
                                          Dayton, Ohio  45499-3959
                                          Attention:  Joseph R. Grewe, President
                                          and Chief Executive Officer
                                          Facsimile:  937-291-7007

with copies to:                           Barnes & Thornburg LLP
                                          601 Campau Square Plaza
                                          99 Monroe Ave., NW
                                          Grand Rapids, Michigan  49503
                                          Attention: R. Paul Guerre, Esq.
                                          Facsimile: 616-742-3999

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

If to Purchasers:                         Aalberts Industries N.V.
                                          Sandenburgerlaan 4
                                          3947 CS Langbroek
                                          Netherlands
                                          Attention: Berend P. Bolkenstein
                                          Facsimile: 011-31-343-565-081

with copies to:                           Fulbright & Jaworski L.L.P.
                                          2200 Ross Avenue, Suite 2800
                                          Dallas, Texas  75201
                                          Attention: Harva R. Dockery, Esq.
                                          Facsimile: 214-855-8200
If to Escrow Agent:                       Wells Fargo Bank, N.A.
                                          116 E. Wayne St.
                                          N 8622-033

                                          Ft. Wayne, Indiana
                                          46802 Attention:
                                          Roberta A. Jensen
                                          Facsimile: (260)
                                          461-6480

or to such other address or to such other person as any party shall have last designated by written notice provided to the other parties in the manner set forth in this Section.

     12. Severability. If any provision of this Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Agreement and any other application of such provision shall not be affected thereby.

     13. No Third Party Beneficiary. This Agreement is for the benefit of, and may be enforced only by, the parties hereto and their respective successors and permitted transferees and assignees, and is not for the benefit of, and may not be enforced by, any third party.

     14. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to conflict of law principles.

     15. Arbitration.

     (a) The parties agree that any and all disputes, claims or controversies arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to mediate and arbitrate, shall be mediated before a mediator agreeable to both parties or, if they cannot agree, then before JAMS, or its successor. The mediation shall be conducted at a mutually agreeable location or, if they cannot agree, then at the JAMS office in Elkhart, Indiana. Any party may commence mediation by providing to the other parties a written request for mediation, setting forth the subject of the dispute and the relief requested. The parties shall cooperate with one another in selecting a mediator and in scheduling the mediation proceedings. The parties covenant that they shall participate in the mediation in good faith, and that they shall share equally in its costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties or their Representatives, and by the mediator or any JAMS employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other Action involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.

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

     (b) Any party may initiate arbitration with respect to the matters submitted to mediation by filing a written demand for arbitration at any time following the initial mediation session or 45 days after the date of filing the written request for mediation, whichever occurs first. The mediation may continue after the commencement of arbitration if the parties so desire. Unless otherwise agreed by the parties, the mediator shall be disqualified from serving as arbitrator in the case. Arbitration may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including reasonable attorneys fees, to be paid by the party or parties against whom enforcement is ordered.

     (c) Any arbitration shall be conducted at a mutually agreeable location or, if the parties cannot agree, in Elkhart, Indiana. The arbitration shall be before a sole arbitrator mutually selected by the parties or, if they cannot agree, then before a retired judge to be selected by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures, who shall thereafter administer the arbitration, provided however that JAMS shall identify the preceding ten
(10) arbitrations conducted by each arbitrator candidate and the lawyers involved in the arbitration. The arbitration shall be conducted pursuant to the foregoing rules except as set forth herein. The parties to the dispute shall be permitted to conduct pre-hearing discovery in the form of depositions and document production requests subject to the control of the arbitrator. The award of the arbitrator shall be a reasoned award specifying all essential findings of fact and conclusions of law necessary to support the award. Judgment on the award may be entered in any court having jurisdiction. In any proceeding to confirm the award, the court also shall have jurisdiction to review the award for errors of law.

     (d) The cost of the arbitration shall initially be borne equally by the parties. In the award the arbitrator shall allocate, consistent with the indemnification provisions of this Agreement, all of the costs of the arbitration (and the mediation, if applicable), including the fees of the arbitrator and the reasonable attorneys' fees of the prevailing party, against the party or parties who did not prevail.

     16. Counterparts. This Agreement may be executed in two or more counterparts and by the parties on separate counterparts, all of which shall be considered one and the same instrument, and each of which shall be deemed an original. Each of the parties hereto (i) has agreed to permit the use, from time to time, of faxed or otherwise electronically transmitted signatures in order to expedite the consummation of the transactions contemplated hereby, (ii) intends to be bound by its respective faxed or otherwise electronically transmitted signature, (iii) is aware that the other parties hereto shall rely on the faxed or otherwise electronically transmitted signature, and (iv) acknowledges such reliance and waives any defenses to the enforcement of the documents effecting the transaction contemplated by this Agreement based on the fact that a signature was sent by fax or otherwise electronically transmitted.

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

     17. Headings; Construction. The headings of the sections and paragraphs in this Agreement have been inserted for convenience of reference only and shall not restrict or otherwise modify any of the terms or provisions of this Agreement. Unless otherwise expressly provided, the words "including" or "includes" whenever used in this Agreement do not limit the preceding words or terms. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     18. Consent to Service of Process and Jurisdiction. The parties agree that, in the event it becomes necessary for any party to enforce any provision of this Agreement or any arbitration award obtained pursuant to Section 15 of this Agreement by legal action, the parties hereby consent that suit may be brought hereunder in any court of appropriate jurisdiction in Elkhart County, Indiana, U.S.A., or in the United States District Court for the Northern District of Indiana, regardless of the state, county or country in which any party may reside or have such parties domicile (corporate or individual) at the time of any such action. The parties consent to service of process and other notices given or required in any proceedings submitted to arbitration by either party pursuant to the provisions of Section by personal delivery or by registered mail addressed to such party at the addresses set out in Section 10. However, any party may serve legal process in any other manner permitted by Law or the rules of the American Arbitration Association.

                     [Signature Page immediately following]

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

     The parties hereto have caused this Escrow Agreement to be fully executed as of the date first set forth above.

                                               ELKHART PRODUCTS CORPORATION
                                               (a Delaware corporation)

                                               By:  ____________________________

                                                   Its:  _______________________


                                               ELKHART PRODUCTS LTD.
                                               (a Canada corporation)

                                               By:  ____________________________

                                                   Its:  _______________________

                                               AMCAST INDUSTRIAL CORPORATION
                                               (an Ohio corporation)

                                               By:  ____________________________
                                                   Joseph R. Grewe, President


                                               ELKHART PRODUCTS CORPORATION
                                               (an Indiana corporation)

                                               By:  ____________________________
                                                   Joseph R. Grewe, President


                                               AMCAST INDUSTRIAL LIMITED
                                               (a Canada corporation)

                                               By:  ____________________________
                                                   Joseph R. Grewe, President


                                               Wells Fargo Bank, N.A.

                                               By:  ____________________________

                                                   Its:  _______________________

                                    Exhibit A
                                Escrow Agent Fees


Acceptance Fee:                                     $500.00 per Escrow Agreement

Initial Fees as they relate to Wells Fargo Bank acting in the capacity of Escrow Agent - includes creation and examination of the Escrow Agreement; acceptance of the Escrow appointment; setting up of Escrow Account(s) and accounting records; coordination of receipt of funds for deposit to the Escrow Account(s); and due diligence performed on all parities to the agreement.

Acceptance Fee payable at time of Escrow Agreement execution.

Annual Administration Fee:                        $2,000.00 Per Escrow Agreement
-------------------------
For ordinary administration services by Escrow Agent - includes daily routine account management; investment transactions; cash transaction processing (including wires and check processing); monitoring claim notices pursuant to the agreement; disbursement of the funds in accordance with the agreement; and mailing of trust account statements to all applicable parties. Tax reporting is included for up to One (1) entity.

Payable in advance, with the first installment due at the time of Escrow Agreement execution. Fee will not be prorated in case of early termination.

Wells Fargo's bid is based on the following assumptions:
o        Deposit amount: Approximately $700,000
o        Number of escrow funds/accounts to be established:  One (1)
o        Number of Deposits to Escrow Account:  One (1)
o        Number of Withdrawals from Escrow Fund:  One (1)
o        Term of Escrow:  6 months or less
o        ALL FUNDS WILL BE  RECEIVED FROM OR DISTRIBUTED TO A DOMESTIC ENTITY
o        ESCROW APPOINTMENT SUBJECT TO WELLS FARGO DUE DILIGENCE

Out-of Pocket Expenses:                                                  At Cost

We only charge for out-of-pocket expenses in response to specific tasks assigned by the client. Therefore, we cannot anticipate what specific out-of-pocket items will be needed or what corresponding expenses will be incurred. Possible expenses would be, but are not limited to, express mathomail and messenger charges, travel expenses to attend closing or other meetings. There are no charges for indirect out-of- pocket expenses.

                          TRANSITION SERVICES AGREEMENT


     THIS TRANSITION  SERVICES  AGREEMENT  ("Agreement") is made as of July ___,
2004,   between   ELKHART   PRODUCTS   CORPORATION,   a   Delaware   corporation
("Purchaser"), and LEE BRASS COMPANY, a Delaware corporation (the "Company").

                                    RECITALS

     A. WHEREAS, pursuant to an Asset Purchase Agreement (the "Purchase Agreement"), dated as of July __, 2004, by and among Purchaser, certain affiliates of Purchaser, and certain affiliates of the Company, Purchaser is acquiring substantially all of the assets of certain affiliates of the Company.

     B.  WHEREAS,  it  is  a  condition  to  the  closing  of  the  transactions
contemplated   by  the  Purchase   Agreement  that  Purchaser  and  the  Company
contemporaneously enter into this Agreement pursuant to which Purchaser shall provide the Company with certain transitional services as described below.

     C. WHEREAS, capitalized terms used in this Agreement without definition shall have the respective meanings given to them in the Purchase Agreement.

     NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, the parties hereto agree as follows:

     1. Services.

          1.1 IT Services. Purchaser shall provide the Company with information technology support and services, which shall include assisting the Company in establishing its own server and telephone services and in transitioning such services to the Company and shall include the use of the licenses and services under the following contracts: (i) Microsoft Business Agreement between Elkhart Products Corporation and MSLI, GP dated July 10, 2002; and
     (ii) Microsoft Select Agreement between Elkhart Products Corporation and MSLI, GP dated July 10, 2002 (the "IT Services"). The IT Services shall also include the use and benefit of the AS/400 Servicer located in Elkhart, Indiana.

          1.2 Sales Services. Purchaser shall assist the Company in the training of the Company's sales manager to be designated by the Company, which shall including introducing the new sales manager to customers as requested by the Company (the "Sales Services").

          1.3 Purchasing Services. Purchaser shall provide the Company with purchasing support and services and shall assist the Company in the training of the Company's employee in charge of purchasing to be designated by the Company and in transitioning such services to the Company (the "Purchasing Services").

          1.4 HR Services. Purchaser shall provide the Company with the human resources support and services and shall assist the Company in the training of a new human resources employee to be designated by the Company and in transitioning such services to the Company (the "HR Services").

          1.5  Accounting   Services.   Purchaser   shall  perform  payroll  and
     accounting services for the Company and shall assist the Company in transitioning such services to the Company (the "Accounting Services").

          1.6 Scope of Services. The IT Services, Sales Services, Purchasing Services, HR Services and Accounting Services (collectively, the "Services") shall be performed in a manner and scope consistent with the way in which and the extent to which the Services were provided to the Company by Elkhart Products Corporation (the Indiana corporation) prior to the Closing.

     2. Consideration. The fee for each of the Services shall be as set forth on Exhibit A. Purchaser shall invoice the Company monthly in arrears for any Services provided by Purchaser in such month, and such invoices shall be due and payable thirty (30) days from the invoice date. Upon any early termination of any of the Services as set forth in Section 4.2, no further fees shall be owed with respect to such Services.

     3. Representations and Warranties.

          3.1 Mutual Representations. Each party ("Warranting Party") represents and warrants to the other party that the Warranting Party has full power and authority to enter into this Agreement and that this Agreement has been duly authorized, executed and delivered by the Warranting Party and constitutes a valid, binding and legally enforceable agreement of the Warranting Party, subject to bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and general equitable principles.

          3.2 Indemnification. Each party ("Indemnifying Party") agrees to defend, indemnify and hold harmless the other party from and against all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees (including court costs and attorneys' reasonable fees and expenses) arising from or in any manner connected with the Indemnifying Party's actions or omissions with respect to the Services or any breaches of any of the representations, warranties or covenants set forth in this Agreement. The other party may participate in the defense of any such claim at its expense.

     4. Term and Termination.

          4.1 Term. This Agreement shall remain in effect for ninety (90) days following the date of this Agreement (the "Initial Term"); provided, however, that upon fifteen (15) days prior written notice to Purchaser, the Company may extend the term of this Agreement with respect to any or all Services for an additional period, which shall not be more than an additional ninety (90) days following the expiration of the Initial Term.

          4.2 Early Termination. Upon written notice, the Company may terminate this Agreement or any one or more of the Services or, at its option, suspend performance of any of the Services.

          4.3 Services Independent. The Services shall be construed as a separate and independent agreement for each and every Service arising from each agreement set forth in Section 1. Any termination of this Agreement with respect to a Service shall not terminate this Agreement with respect to any other Service.

          4.4 Cooperation Agreement. Upon notification of termination of a Service, Purchaser shall cooperate with the Company to facilitate the transition of the Services.

     5. Nature of Relationship. The provisions of this Agreement shall not in any respect whatsoever be deemed to create a partnership, joint venture or other business combination between the Company and Purchaser.

     6. Confidential Information. The parties each agree to maintain in confidence, and not to use, disclose or divulge to any third party, any Confidential Information (as defined herein) obtained by either party hereunder. For the purposes of this Agreement, "Confidential Information" includes all confidential or proprietary information of the disclosing party, including information concerning the business of each of the parties disclosed by or on behalf of one party to the other, and information, analyses, compilations, studies or other documents relating to the Services. The term Confidential Information does not include information which (i) is or becomes generally available to the public other than as a result of disclosure by the receiving party, (ii) was made available to the receiving party on a non-confidential basis prior to disclosure by the disclosing party, (iii) was developed independently by the receiving party without reference to Confidential Information, (iv) became known to the receiving party through a third party not bound by any obligation of confidentiality to the disclosing party; or (v) which the receiving party is required or requested to provide pursuant to subpoena, or demand by a government or governmental agency or authority; provided, however, the receiving party promptly notifies the disclosing party of the subpoena or demand to permit the disclosing party to take legally available steps to resist or narrow the scope of such a subpoena or demand.

     7. Injunctive Relief. The parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may, in its sole discretion, apply for and secure specific performance and/or injunctive relief, without bond, pending final resolution on the merits in order to enforce or prevent any violations of the provisions of this Agreement. Injunctive or other equitable relief shall not be the exclusive remedy available to the parties.

     8. Entire Agreement. This Agreement supersedes any and all other agreements, oral or written, among the parties hereto with respect to the subject matter hereof, and contains the entire agreement among the parties with respect to the transactions contemplated hereby.

     9. Amendments; Waiver. This Agreement may be amended, modified, superseded or canceled and any of its provisions may be waived only by a written instrument executed by all of the parties or, in the case of a waiver, by or on behalf of the party waiving compliance. The failure of any party at any time to require performance of any provision of this Agreement shall in no manner affect the right of that party at a later time to enforce the same or a different provision. No waiver by any party of any condition or of any breach of any provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of the same or a different provision.

     10. Successors; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted transferees and assignees. Neither this Agreement nor any interest herein may directly or indirectly be transferred or assigned by any party, in whole or in part, without the written consent of the other parties, except that the Company may effect any such assignment to a transferee of all or substantially all of the assets of the Company or to any Affiliate of the Company, but any such assignment shall not relieve the Company of its duties and obligations contained in this Agreement.

     11. Notices. Any notice, request, demand or other communication to be given pursuant to the terms of this Agreement must be in writing and shall be deemed to have been duly given on the day it is delivered by hand, on the day it is sent by facsimile with confirmation of receipt by the transmitting facsimile machine, on the next business day after it is sent by a nationally recognized overnight mail service (delivery charge prepaid), or on the third business day after it is mailed first class, postage prepaid, in each case to the following addresses:

If to the Company:                             Lee Brass Company
                                               1800 Golden Springs Road
                                               Anniston, Alabama 36207
                                               Attention: ______________
                                               Facsimile: ______________
with copies to:                                Barnes & Thornburg LLP
                                               601 Campau Square Plaza
                                               99 Monroe Ave., NW
                                               Grand Rapids, Michigan  49503
                                               Attention: R. Paul Guerre, Esq.
                                               Facsimile: 616-742-3999

If to Purchaser:                               Elkhart  Products Corporation
                                               c/o Aalberts Industries N.V.
                                               Sandenburgerlaan 4
                                               3947 CS Langbroek
                                               Netherlands
                                               Attention: Berend P. Bolkenstein
                                               Facsimile: 011-31-343-565-081
with copies to:                                Fulbright & Jaworski L.L.P.
                                               2200 Ross Avenue, Suite 2800
                                               Dallas, Texas  75201
                                               Attention: Harva R. Dockery, Esq.
                                               Facsimile: 214-855-8200

or to such other address or to such other person as any party shall have last designated by written notice provided to the other parties in the manner set forth in this Section.

     12. Severability. If any provision of this Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Agreement and any other application of such provision shall not be affected thereby.

     13. No Third-Party Beneficiary. This Agreement is for the benefit of, and may be enforced only by, the Company and Purchaser and their respective successors and permitted transferees and assignees, and is not for the benefit of, and may not be enforced by, any third party.

     14. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to conflict of law principles.

     15.  Arbitration.   Subject  to  the  indemnification  provisions  of  this
Agreement:

     (a) The parties agree that any and all disputes, claims or controversies arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to mediate and arbitrate, shall be mediated before a mediator agreeable to both parties or, if they cannot agree, then before JAMS, or its successor. The mediation shall be conducted at a mutually agreeable location or, if they cannot agree, then at the JAMS office in Chicago, Illinois. Any party may commence mediation by providing to the other parties a written request for mediation, setting forth the subject of the dispute and the relief requested. The parties shall cooperate with one another in selecting a mediator and in scheduling the mediation proceedings. The parties covenant that they shall participate in the mediation in good faith, and that they shall share equally in its costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties or their Representatives, and by the mediator or any JAMS employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other Action involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.

     (b) Any party may initiate arbitration with respect to the matters submitted to mediation by filing a written demand for arbitration at any time following the initial mediation session or 45 days after the date of filing the written request for mediation, whichever occurs first. The mediation may continue after the commencement of arbitration if the parties so desire. Unless otherwise agreed by the parties, the mediator shall be disqualified from serving as arbitrator in the case. Arbitration may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including reasonable attorneys fees, to be paid by the party or parties against whom enforcement is ordered.

     (c) Any arbitration shall be conducted at a mutually agreeable location or, if the parties cannot agree, in Chicago, Illinois. The arbitration shall be before a sole arbitrator mutually selected by the parties or, if they cannot agree, then before a retired judge to be selected by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures, who shall thereafter administer the arbitration, provided however that JAMS shall identify the preceding ten
(10) arbitrations conducted by each arbitrator candidate and the lawyers involved in the arbitration. The arbitration shall be conducted pursuant to the foregoing rules except as set forth herein. The parties to the dispute shall be permitted to conduct pre-hearing discovery in the form of depositions and document production requests subject to the control of the arbitrator. The award of the arbitrator shall be a reasoned award specifying all essential findings of fact and conclusions of law necessary to support the award. Judgment on the award may be entered in any court having jurisdiction. In any proceeding to confirm the award, the court also shall have jurisdiction to review the award for errors of law.

     (d) The cost of the arbitration shall initially be borne equally by the parties. In the award the arbitrator shall allocate, consistent with the indemnification provisions of this Agreement, all of the costs of the arbitration (and the mediation, if applicable), including the fees of the arbitrator and the reasonable attorneys' fees of the prevailing party, against the party or parties who did not prevail.

     16. Counterparts. This Agreement may be executed in two or more counterparts and by the parties on separate counterparts, all of which shall be considered one and the same instrument, and each of which shall be deemed an original. Each of the parties hereto (i) has agreed to permit the use, from time to time, of faxed or otherwise electronically transmitted signatures in order to expedite the consummation of the transactions contemplated hereby, (ii) intends to be bound by its respective faxed or otherwise electronically transmitted signature, (iii) is aware that the other parties hereto shall rely on the faxed or otherwise electronically transmitted signature, and (iv) acknowledges such reliance and waives any defenses to the enforcement of the documents effecting the transaction contemplated by this Agreement based on the fact that a signature was sent by fax or otherwise electronically transmitted.

     17. Headings; Construction. The headings of the sections and paragraphs in this Agreement have been inserted for convenience of reference only and shall not restrict or otherwise modify any of the terms or provisions of this Agreement. Unless otherwise expressly provided, the words "including" or "includes" whenever used in this Agreement do not limit the preceding words or terms. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     18. Consent to Service of Process and Jurisdiction. Purchaser and the Company agree that, in the event it becomes necessary for any party to enforce any provision of this Agreement or any arbitration award obtained pursuant to
Section 15 of this Agreement by legal action, the parties hereby consent that suit may be brought hereunder in any court of appropriate jurisdiction in Elkhart County, Indiana, U.S.A., or in the United States District Court for the Northern District of Indiana, regardless of the state, county or country in which any party may reside or have such parties domicile (corporate or individual) at the time of any such action. Purchaser and the Company consent to service of process and other notices given or required in any proceedings submitted to arbitration by either party pursuant to the provisions of Section 15 by personal delivery or by registered mail addressed to such party at the addresses set out in Section 11. However, any party may serve legal process in any other manner permitted by Law or the rules of the American Arbitration Association.

     Purchaser and the Company have caused this Transition Services Agreement to be fully executed as of the date first set forth above.


                                                ELKHART PRODUCTS CORPORATION
                                                (a Delaware corporation)


                                                By
                                                   -----------------------------

                                                      Its
                                                          ----------------------

                                                                     "Purchaser"

                                                Lee Brass Company


                                                By
                                                   -----------------------------

                                                      Its
                                                          ----------------------

                                                                       "Company"

                                    EXHIBIT A


                          Service                                           Fee

IT Services
Sales Services
Purchasing Services
HR Services
Accounting Services

                     OPINION OF FULBRIGHT & JAWORSKI L.L.P.
                        AND OTHER COUNSEL, AS APPLICABLE

     Section 1. Each Buying Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

     Section 2. Each Buying Party has all requisite corporate power and authority to enter into, deliver and perform the Agreement and each agreement that is an exhibit to the Agreement and to which it is a party and [name any other specified closing agreements] (the "Subject Agreements") to which it is a party and to consummate the transactions described in the Agreement and the Subject Agreements. Each of the Agreement and the Subject Agreements to which it is a party (including the transactions described therein) has been authorized by all necessary corporate action on the part of each Buying Party and has been duly executed and delivered by each Buying Party pursuant to all necessary corporate action.

     Section 3. Neither the execution and delivery by each Buying Party of the Agreement and the Subject Agreements, the consummation of the transactions described in the Agreement and the Subject Agreements by each Buying Party, nor compliance by each Buying Party with any of the provisions of the Agreement and the Subject Agreements will result in a violation or breach of or constitute a default under (a) its certificate of incorporation or bylaws (or analogous documents), (b) any material contract, agreement or other commitment of the Purchasers or, to counsel's knowledge, Parent, or (c) any Law applicable to a Buying Party or to counsel's knowledge, any court or administrative order by which a Buying Party is subject or bound.

     Section 4. Except for filings required to be made pursuant to the HSR Act and Dutch securities Laws, no Buying Party is required to submit any notice, report or other filing with any governmental or regulatory authority or instrumentality in connection with the execution, delivery or performance of the Agreement and the Subject Agreements by the Buying Parties and the consummation of the transactions described in the Agreement and the Subject Agreements.

     Section 5. Each of the Agreements and the Subject Agreements is the legal, valid and binding obligation of the Buying Party to which it is a party; and except as may be limited by principles of equity or bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions relating to or affecting the enforcement of creditors' rights, is enforceable against the Buying Parties in accordance with its terms.

                                SUPPLY AGREEMENT

THIS SUPPLY AGREEMENT ("Agreement") is made as of July 30, 2004, between Elkhart Products Corporation, a Delaware corporation ("Purchaser"), and Lee Brass Company, a Delaware corporation (the "Supplier").

                                    RECITALS

A. WHEREAS, pursuant to an Asset Purchase Agreement (the "Purchase Agreement"), dated as of July 8, 2004, by and among Purchaser, certain affiliates of Purchaser and certain affiliates of Supplier, Purchaser is acquiring substantially all of the assets of certain affiliates of Supplier.

B. WHEREAS, it is a condition to the closing of the transactions contemplated by the Purchase Agreement that Supplier and Purchaser contemporaneously enter into this Agreement.

C. WHEREAS, capitalized terms used in this Agreement without definition shall have the respective meanings given to them in the Purchase Agreement.

D. WHEREAS, Purchaser desires to purchase from Supplier, and Supplier is willing to supply to Purchaser, the products described below on the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, the parties hereto agree as follows:

     Section 6. Supply of Products.

     6.1. Subject to the provisions of this Agreement, during the term of this Agreement, Supplier shall sell to Purchaser, and Purchaser shall purchase from Supplier, all of Purchaser's requirements of the products listed on Exhibit A, including any future improvements, next generation designs and upgrades on such products (collectively, the "Products"), so long as Supplier determines in its discretion to continue to manufacture brass fittings. The specifications for the Products shall be consistent with current industry standards.

     6.2. Purchaser may not cancel any order for Products without Supplier's written consent and full indemnification of Supplier from any Losses that arise, result from or relate to such cancellation.

     6.3. Supplier shall not be liable for any failure to perform its obligations hereunder if (and during such time as) such failure is due to causes beyond the reasonable control of Supplier; provided, however, if Supplier is unable to perform because of causes beyond its reasonable control it shall provide notice to Purchaser of such inability as promptly as practicable under the circumstances. The notice shall specify the extent to and time during which Supplier expects to be unable to manufacture or supply the Products. Supplier shall provide Purchaser with reasonable aid and assistance in securing an alternate supply of Products, including providing Purchaser or an alternate supplier with access to dies, tooling and other pattern equipment used by Supplier to perform this Agreement for as long as Supplier is unable to manufacture the Products. During any such period Purchaser shall be excused from the purchase obligations set forth in this Agreement or any purchase order under this Agreement. Supplier shall provide notice to Purchase of the conclusion of such period of inability to perform, upon which time the sale obligations set forth in this Agreement shall once again be in full force and effect.

     6.4. Supplier shall perform its obligations under this Agreement in a manner that is consistent with Supplier's historical quality.

     Section 7. Term and Termination.

     7.1. The term of this Agreement shall commence on the date of the execution of this Agreement and continue for a period of two (2) years thereafter, unless earlier terminated as set forth below and may be renewed upon written agreement of Purchaser and Supplier.

     7.2. At any time during the term of this Agreement either party may terminate this Agreement: (i) if the other party materially breaches any obligation hereunder and such breach is not cured within 60 days after delivery of written notice to the other party specifying the nature of the material breach; (ii) if a trustee in bankruptcy or receiver or similar entity is appointed for the other party; or (iii) subject to the provisions of Section 17, if the other party ceases or terminates the operation of business. For purposes of this Section 2(b), a delivery by Supplier that is not timely made shall be deemed a "material breach".

     7.3. If Purchaser fails to pay any amounts due hereunder within 20 days after delivery of written notice from Supplier to Purchaser of the failure to pay by the payment date, Supplier may terminate this Agreement.

     7.4. The exercise by either party of any right of termination under this Agreement shall not (i) constitute a waiver of any other rights or remedies available to such party for violation of the terms of this Agreement; or (ii) affect any orders for Products accepted by Supplier but not delivered as of the effective date of termination.

     Section 8. Price and Terms. The purchase price for each of the Products ordered from Supplier by Purchaser shall be at the net negotiated prices that were in effect as of the date of the Purchase Agreement between the Company and its affiliate Elkhart Products Corporation, an Indiana corporation, with respect to such Products, plus a metal market-based surcharge determined consistent with the past practice of the Company and its affiliate Elkhart Products Corporation, an Indiana corporation, with respect to such Products. All payments are to be made in U.S. dollars against funds in the United States. Other terms and conditions of sale for each purchase of Products by Purchaser shall be as set forth in this Agreement or as agreed in writing by the parties with respect to that particular purchase. Any and all sales, use and other taxes and delivery charges are in addition to the purchase price and shall be paid by Purchaser unless Purchaser supplies Supplier with an applicable exemption certificate for any such taxes. Payment terms are 2%, 15 days, net 45 days. If Purchaser fails to pay the purchase price for the Products when due or has any unpaid purchase price outstanding, Supplier may (i) alter or suspend credit terms for Purchaser,
(ii) demand cash payments or security from Purchaser prior to shipment, (iii) accelerate amounts due under any outstanding invoices, (iv) take possession of goods and stop goods in transit, suspend or terminate outstanding orders and deliveries, and (v) take other action, whether under this Agreement, applicable law or otherwise, that Supplier determines in its discretion is warranted due to the financial condition of Purchaser or Purchaser's nonpayment of any invoice when due or other breach of any provision of this Agreement or other terms of purchase agreed to by Purchaser and Seller as permitted by this Agreement.

     Section 9. Freight Terms. All purchases hereunder shall be F.O.B. Supplier's plant. Shipments shall be in Purchaser's standard packaging. Purchaser shall pay all shipping costs from Supplier's plant to Purchaser's destination of choice. Shipment method and route shall be determined by Purchaser.

     Section 10. Delivery. Purchaser and Supplier shall agree on a delivery schedule and Supplier shall use its reasonable efforts to comply with such schedule, subject to the other terms of this Agreement. All risk of loss of or damage to the Products while in transit to Purchaser's destination of choice shall be the responsibility of Purchaser.

     Section 11. Intellectual Property. Any goodwill and other rights associated with Purchaser's trademarks, service marks, brand names or trade, corporate or business names ("Purchaser's Marks") arising as a result of Purchaser's sale of the Products containing or including Purchaser's Marks shall inure to the sole benefit of Purchaser. Any goodwill and other rights associated with Supplier's trademarks, service marks, brand names or trade, corporate or business names ("Supplier's Marks") arising as a result of Purchaser's sale of the Products containing or including Supplier's Marks shall inure to the sole benefit of Supplier.

     Section 12.  Acceptance and Returned Goods.  Purchaser shall,  within sixty
(60) days after the delivery of the Products, inspect the Products to determine whether they are damaged and whether they conform to the terms of the applicable order. If Purchaser determines that any Products are damaged or do not conform to the applicable purchase order, in each case other than resulting from the shipment of the Products (a "Nonconformance"), Purchaser shall provide written notice to Supplier describing the Nonconformance. Products that have a Nonconformance may be rejected by Purchaser and returned to Supplier for credit or replacement, at Supplier's option, with Supplier bearing the cost of shipment, freight delivery and risk of loss of or damage to such returned Products.

     Section 13. Export. Purchaser must have obtained an export license prior to the delivery of export Products. All export sales are subject to Revised American Foreign Trade definitions. Supplier reserves all rights to any Drawback of U.S. Customs Duties, if obtainable.

     Section 14. Confidential Information. The parties each agree to maintain in confidence, and not to use, disclose or divulge to any third party, any Confidential Information (as defined herein) obtained by either party hereunder or in conjunction with the manufacture and supply of Product by Supplier to Purchaser pursuant to this Agreement. For the purposes of this Agreement, Confidential Information includes all confidential or proprietary information of the disclosing party, including information concerning the business of each of the parties disclosed by or on behalf of one party to the other, and information, analyses, compilations, studies or other documents relating to the design, manufacture, marketing, sale and distribution of Product. The term Confidential Information does not include information which, (i) is or becomes generally available to the public other than as a result of disclosure by the receiving party, (ii) was made available to the receiving party on a non-confidential basis prior to disclosure by the disclosing party, (iii) was developed independently by the receiving party without reference to Confidential Information, (iv) became known to the receiving party through a third party not bound by any obligation of confidentiality to the disclosing party; or (v) which the receiving party is required or requested to provide pursuant to subpoena, or demand by a government or governmental agency or authority; provided, however, the receiving party promptly notifies the disclosing party of the subpoena or demand to permit the disclosing party to take legally available steps to resist or narrow the scope of such a subpoena or demand. This Section shall survive any termination of this Agreement.

     Section 15. Injunctive Relief. The parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may, in its sole discretion, apply for and secure specific performance and/or injunctive relief, without bond, pending final resolution on the merits in order to enforce or prevent any violations of the provisions of this Agreement. Injunctive or other equitable relief shall not be the exclusive remedy available to the parties.

     Section 16. Nature of Relationship. The provisions of this Agreement shall not in any respect whatsoever be deemed to create a partnership, joint venture or other business combination between Purchaser and Supplier.

     Section 17. Indemnification. Supplier shall indemnify, defend and hold harmless Purchaser from and against and in respect of any and all Losses that Purchaser may incur or suffer, which arise, result from or relate to product liability claims asserted against Purchaser as a result of Supplier's defective manufacture of Products; provided, however, that Supplier shall have no obligation to indemnify, defend and hold harmless Purchaser for or with respect to Supplier's manufacture of Products if (i) the parties agree to use Purchaser's specifications, and the applicable Products were in compliance with Purchaser's specifications or (ii) the applicable Products were in compliance with industry standards. Purchaser shall indemnify, defend and hold harmless Supplier from and against and in respect of any and all Losses that Supplier may incur or suffer, which arise, result from or relate to product liability claims relating to the Products asserted against Supplier as a result of (x) Supplier's manufacture of Products in compliance with Purchaser's specifications, if any;
(y) the shipment of the Products by Supplier from its facility; or (z) Purchaser's handling or sale of the Products after the Products have been transferred to Purchaser.

     Section 18. Warranty.

     18.1. If the Products furnished by Supplier prove defective due to defects in manufacture or non-conformance with industry standards or any other specifications agreed to by Purchaser and Supplier in writing, Supplier shall, in lieu of other claims against it, upon due notice within a period of one year after date of shipment, replace it F.O.B. original point of delivery, or credit, at Supplier's option, on return to Supplier's plant of the defective material, but Supplier shall not be liable for any Losses arising in connection with, or by reason of Purchaser's use of, or inability to use, such Products for any purpose whatsoever.

     18.2. In addition to the limitations set forth above, Supplier makes no warranties with respect to claims, problems or defects which are the result of Purchaser's specifications, if any, normal wear and tear, mishandling, misuse, neglect or improper repair by a person other than Supplier or its authorized representative. In addition, except as set forth in Section 13(a), SUPPLIER EXPRESSLY DISCLAIMS, AND PURCHASER WAIVES, ALL OTHER REPRESENTATIONS AND
WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR ARISING BY COURSE OF DEALING OR PERFORMANCE, CUSTOM, USAGE IN THE TRADE OR OTHERWISE, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE AND FITNESS FOR A PARTICULAR USE.

     Section 19. Limitation of Liability. NOTWITHSTANDING ANY OTHER TERM OF THIS AGREEMENT, NO PARTY SHALL BE LIABLE TO THE OTHER, WHETHER IN CONTRACT OR IN TORT, FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING CLAIMS FOR LOST PROFITS OR LOSS OF GOODWILL, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, BY REASON OF ANY BREACH OR DEFAULT UNDER THIS AGREEMENT.

     Section 20. Entire Agreement. This Agreement supersedes any and all other agreements, oral or written, among the parties hereto with respect to the subject matter hereof, and contains the entire agreement among the parties with respect to the transactions contemplated hereby.

     Section 21. Amendments; Waiver. This Agreement may be amended, modified, superseded or canceled and any of its provisions may be waived only by a written instrument executed by all of the parties or, in the case of a waiver, by or on behalf of the party waiving compliance. The failure of any party at any time to require performance of any provision of this Agreement shall in no manner affect the right of that party at a later time to enforce the same or a different provision. No waiver by any party of any condition or of any breach of any provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of the same or a different provision.

     Section 22. Successors; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted transferees and assignees. Neither this Agreement nor any interest herein may directly or indirectly be transferred or assigned by any party, in whole or in part, without the written consent of the other parties, except that Supplier may effect any such assignment to a transferee of all or substantially all of the assets of Supplier or to any Affiliate of Supplier, but any such assignment shall not relieve Supplier of its duties and obligations contained in this Agreement.

     Section 23. Notices. Any notice, request, demand or other communication to be given pursuant to the terms of this Agreement must be in writing and shall be deemed to have been duly given on the day it is delivered by hand, on the day it is sent by facsimile with confirmation of receipt by the transmitting facsimile machine, on the next business day after it is sent by a nationally recognized overnight mail service (delivery charge prepaid), or on the third business day after it is mailed first class, postage prepaid, in each case to the following addresses:

If to Purchaser:                               Lee Brass Company
                                               1800 Golden Springs Road
                                               Anniston, Alabama 36207
                                               Attention: David R. Smith
                                               Facsimile: 256-831-8380

with copies to:                                Barnes & Thornburg LLP
                                               601 Campau Square Plaza
                                               99 Monroe Ave., NW
                                               Grand Rapids, Michigan  49503
                                               Attention: R. Paul Guerre, Esq.
                                               Facsimile: 616-742-3999

If to Supplier:                                Elkhart Products Corporation
                                               c/o Aalberts Industries N.V.
                                               Sandenburgerlaan 4
                                               3947 CS Langbroek
                                               Netherlands
                                               Attention: Berend P. Bolkenstein
                                               Facsimile: 011-31-343-565-081

with copies to:                                Fulbright & Jaworski L.L.P.
                                               2200 Ross Avenue, Suite 2800
                                               Dallas, Texas  75201
                                               Attention: Harva R. Dockery, Esq.
                                               Facsimile: 214-855-8200



or to such other address or to such other person as any party shall have last designated by written notice provided to the other parties in the manner set forth in this Section.

     Section 24. Severability. If any provision of this Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Agreement and any other application of such provision shall not be affected thereby.

     Section 25. No Third Party Beneficiary. This Agreement is for the benefit of, and may be enforced only by, Purchaser and Supplier and their respective successors and permitted transferees and assignees, and is not for the benefit of, and may not be enforced by, any third party.

     Section 26. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to conflict of law principles.

     Section 27. Arbitration. Subject to the indemnification provisions set forth in this Agreement:

     27.1. The parties agree that any and all disputes, claims or controversies arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to mediate and arbitrate, shall be mediated before a mediator agreeable to both parties or, if they cannot agree, then before JAMS, or its successor. The mediation shall be conducted at a mutually agreeable location or, if they cannot agree, then at the JAMS office in Elkhart, Indiana. Any party may commence mediation by providing to the other parties a written request for mediation, setting forth the subject of the dispute and the relief requested. The parties shall cooperate with one another in selecting a mediator and in scheduling the mediation proceedings. The parties covenant that they shall participate in the mediation in good faith, and that they shall share equally in its costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties or their Representatives, and by the mediator or any JAMS employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other Action involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.

     27.2. Any party may initiate arbitration with respect to the matters submitted to mediation by filing a written demand for arbitration at any time following the initial mediation session or 45 days after the date of filing the written request for mediation, whichever occurs first. The mediation may continue after the commencement of arbitration if the parties so desire. Unless otherwise agreed by the parties, the mediator shall be disqualified from serving as arbitrator in the case. Arbitration may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including reasonable attorneys fees, to be paid by the party or parties against whom enforcement is ordered.

     27.3. Any arbitration shall be conducted at a mutually agreeable location or, if the parties cannot agree, in Elkhart, Indiana. The arbitration shall be before a sole arbitrator mutually selected by the parties or, if they cannot agree, then before a retired judge to be selected by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures, who shall thereafter administer the arbitration, provided however that JAMS shall identify the preceding ten
(10) arbitrations conducted by each arbitrator candidate and the lawyers involved in the arbitration. The arbitration shall be conducted pursuant to the foregoing rules except as set forth herein. The parties to the dispute shall be permitted to conduct pre-hearing discovery in the form of depositions and document production requests subject to the control of the arbitrator. The award of the arbitrator shall be a reasoned award specifying all essential findings of fact and conclusions of law necessary to support the award. Judgment on the award may be entered in any court having jurisdiction. In any proceeding to confirm the award, the court also shall have jurisdiction to review the award for errors of law.

     27.4. The cost of the arbitration shall initially be borne equally by the parties. In the award the arbitrator shall allocate, consistent with the indemnification provisions of this Agreement, all of the costs of the arbitration (and the mediation, if applicable), including the fees of the arbitrator and the reasonable attorneys' fees of the prevailing party, against the party or parties who did not prevail.

     Section 28. Counterparts. This Agreement may be executed in two or more counterparts and by the parties on separate counterparts, all of which shall be considered one and the same instrument, and each of which shall be deemed an original. Each of the parties hereto (i) has agreed to permit the use, from time to time, of faxed or otherwise electronically transmitted signatures in order to expedite the consummation of the transactions contemplated hereby, (ii) intends to be bound by its respective faxed or otherwise electronically transmitted signature, (iii) is aware that the other parties hereto shall rely on the faxed or otherwise electronically transmitted signature, and (iv) acknowledges such reliance and waives any defenses to the enforcement of the documents effecting the transaction contemplated by this Agreement based on the fact that a signature was sent by fax or otherwise electronically transmitted.

     Section 29. Headings; Construction. The headings of the sections and paragraphs in this Agreement have been inserted for convenience of reference only and shall not restrict or otherwise modify any of the terms or provisions of this Agreement. Unless otherwise expressly provided, the words "including" or "includes" whenever used in this Agreement do not limit the preceding words or terms. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     Section 30. Consent to Service of Process and Jurisdiction. Supplier and Purchaser agree that, in the event it becomes necessary for any provision of this Agreement or any arbitration award obtained pursuant to Section 21 of this Agreement by legal action, the parties hereby consent that suit may be brought hereunder in any court of appropriate jurisdiction in Elkhart, Indiana, U.S.A., or in the United States District Court for the Northern District of Indiana, regardless of the state, county or country in which any party may reside or have such parties domicile (corporate or individual) at the time of any such action. Supplier and Purchaser consent to service of process and other notices given or required in any proceedings submitted to arbitration by either party pursuant to the provisions of Section 21 by personal delivery or by registered mail addressed to such party at the addresses set out in Section 17. However, any party may serve legal process in any other manner permitted by Law or the rules of the American Arbitration Association.

Supplier and Purchaser have caused this Supply Agreement to be duly executed as of the date first set forth above.




                                               ELKHART  PRODUCTS CORPORATION
                                               (A Delaware Corporation)


                                               By: _____________________________
                                               Its: ____________________________

                                               LEE BRASS COMPANY


                                               By: _____________________________
                                                      Joseph R. Grewe, President

                                    EXHIBIT A
                                    PRODUCTS

                        OPINION OF BARNES & THORNBURG LLP
                    AND OTHER SPECIAL JURISDICTIONAL COUNSEL,
                                  AS APPLICABLE

Subject to customary qualifications, limitations and exceptions:

     Section 31. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction under which it was formed and has the corporate power and authority to own, lease or operate the Acquired Assets as now owned, leased or operated by that Seller in all material respects. Except as set forth in the Disclosure Letter to the Agreement, each Seller is duly qualified to conduct its business and is in good standing in each jurisdiction in which the Acquired Assets are owned, leased or operated by that Seller or the nature of the operation of the Business operated by that Seller requires that Seller to qualify to transact business as a foreign corporation, other than any jurisdiction in which the failure to be so registered would not reasonably be expected to have a Material Adverse Effect.

     Section 32. Each Seller has all requisite corporate power and authority to enter into, deliver and perform the Agreement and each agreement that is an exhibit to the Agreement and [name any other specified closing agreements] (the "Subject Agreements") to which it is a party and to consummate the transactions described in the Agreement and the Subject Agreements. Each of the Agreements and the Subject Agreements (including the transactions described therein) to which it is a party has been duly authorized by all necessary corporate action on the part of each Seller and has been duly executed and delivered by each Seller pursuant to all necessary corporate action.

     Section 33. Except as disclosed in the Disclosure Letter to the Agreement, neither the execution and delivery by each Seller of the Agreement and the Subject Agreements to which it is a party, the consummation by each Seller of the transactions described in the Agreement and the Subject Agreements to which it is a party, nor compliance by each Seller with any other provisions of the Agreement and the Subject Agreements to which it is a party, will result in a violation or breach of, or constitute a default under (a) its charter or bylaws (or analogous documents), (b) any Material Contracts or (c) any Law applicable to a Seller or, to counsel's knowledge, court or administrative order by which a Seller is subject or bound.

     Section 34. Except for filings required to be made pursuant to the HSR Act and the federal securities laws of the United States and except as disclosed in the Disclosure Letter to the Agreement, no Seller is required to submit any notice, report or other filing with any governmental or regulatory authority or instrumentality in connection with the execution, delivery or performance of the Agreement and the Subject Agreements by the Sellers and the consummation of the transactions described in the Agreement and the Subject Agreements.

     Section 35. Each of the Agreements and the Subject Agreements is the legal, valid and binding obligation of each Seller who is a party thereto; and, except as may be limited by principles of equity or bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decision relating to or affecting the enforcement of creditors' rights, is enforceable against each Seller in accordance with its terms.

     Section 36. To our knowledge and except as described in the Disclosure Letter to the Agreement, (1) there is no suit, action, proceeding, investigation or claim pending or threatened against and affecting the Business in any court or before any Forum or by any Government and (2) there is no outstanding order, writ, injunction, decree, judgment or award by any court, arbitration panel or Government against any Seller and adversely affecting the Business.

                                  BILL OF SALE


KNOW ALL MEN BY THESE PRESENTS that Amcast Industrial Ltd., a Canadian corporation ("Amcast Canada"), for good and valuable consideration paid to it by Elkhart Products Ltd., a Canadian corporation ("Elkhart-Canada"), pursuant to that certain Asset Purchase Agreement between Amcast Canada, Amcast Industrial Corporation, an Ohio corporation, Elkhart Products Corporation, an Indiana corporation, Aalberts Industries U.S. Holding Corp., a Delaware corporation, Elkhart Products Corporation, a Delaware corporation and Elkhart-Canada, dated July 8, 2004 (the "Asset Purchase Agreement"), receipt of which is hereby acknowledged by Amcast Canada, does by these presents assign, transfer, convey and deliver unto Elkhart-Canada, its successors and assigns, all of the rights, title and interests to the assets and rights described in Section 1.1 of the Asset Purchase Agreement (other than the Excluded Assets, as defined in the Asset Purchase Agreement) of Amcast-Canada, to have and to hold unto Elkhart-Canada, its successors and assigns.

This Bill of Sale is made pursuant to and upon the terms and conditions contained in the Asset Purchase Agreement.

IN WITNESS WHEREOF, Amcast-Canada has caused this Bill of Sale to be executed by its respective duly authorized representatives on July 30, 2004.

                                                      Amcast Industrial Ltd.


                                                      By: ______________________
                                                      Joseph R. Grewe, President

                                  BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS that Amcast Industrial Corporation, an Ohio corporation ("Amcast"), and Elkhart Products Corporation, an Indiana corporation ("Elkhart-Indiana"), for good and valuable consideration paid to them by Elkhart Products Corporation, a Delaware corporation ("Elkhart-Delaware"), pursuant to that certain Asset Purchase Agreement between Amcast, Elkhart-Indiana and Amcast Industrial Ltd., a Canadian corporation, Aalberts Industries U.S. Holding Corp., a Delaware corporation, Elkhart Products, Ltd., a Canadian corporation, and Elkhart-Delaware, dated July 8, 2004 (the "Asset Purchase Agreement"), receipt of which is hereby acknowledged by Amcast and Elkhart-Indiana, do by these presents assign, transfer, convey and deliver unto Elkhart-Delaware, its successors and assigns, all of the rights, title and interests to the assets and rights described in Section 1.1 of the Asset Purchase Agreement (other than the Excluded Assets, as defined in the Asset Purchase Agreement) of Amcast and Elkhart-Indiana, to have and to hold unto Elkhart-Delaware, its successors and assigns.

This Bill of Sale is made pursuant to and upon the terms and conditions contained in the Asset Purchase Agreement.

IN WITNESS WHEREOF, each of Amcast and Elkhart-Indiana has caused this Bill of Sale to be executed by its respective duly authorized representatives on July 30, 2004.

                                                   Amcast Industrial CORPORATION


                                                   By: _________________________
                                                     Joseph R. Grewe, President

                                                   ELKHART PRODUCTS CORPORATION


                                                   By: _________________________
                                                     Joseph R. Grewe, President

                            INSTRUMENT OF ASSUMPTION

THIS INSTRUMENT OF ASSUMPTION dated July 30, 2004, is entered into by and among Amcast Industrial Corporation, an Ohio corporation, Elkhart Products Corporation, an Indiana corporation, and Amcast Industrial Ltd., a Canada corporation ("Sellers") and Aalberts Industries U.S. Holding Corp., Elkhart Products Corporation, a Delaware corporation ("Elkhart-Delaware"), and Elkhart Products Ltd., a Canadian corporation ("Elkhart-Canada"), and Aalberts Industries U.S. Holding Corp., a Delaware corporation (together with Elkhart-Delaware and Elkhart-Canada, the "Buying Parties").

                                   WITNESSETH:

WHEREAS, pursuant to that certain Asset Purchase Agreement dated July 8, 2004 by and among the Buying Parties and Sellers (the "Asset Purchase Agreement"), Sellers have agreed to sell, transfer, and assign certain of Sellers' assets to Elkhart-Delaware and Elkhart-Canada; and

WHEREAS, pursuant to the Agreement, the Buying Parties have agreed to assume certain liabilities of the Sellers; and

WHEREAS, all of the instruments, documents and agreements required to be executed and delivered in order to consummate the transactions provided in the Asset Purchase Agreement are being executed and delivered by and to the respective parties to the Asset Purchase Agreement concurrently herewith.

NOW, THEREFORE, in consideration of the premises and the transfer by Sellers concurrently herewith of the Acquired Assets in accordance with and pursuant to the Asset Purchase Agreement:

The Buying Parties agree to assume and hereby assume, on the date hereof, and to pay, perform or discharge in full the Assumed Liabilities, when due in accordance with the provisions of the Asset Purchase Agreement.

The assignments and assumptions made hereunder are made in accordance with and subject to the provisions contained in the Asset Purchase Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

This Instrument of Assumption may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

This Instrument of Assumption shall be governed by and construed in accordance with the laws of the State of New York

IN WITNESS WHEREOF, the parties to this Instrument of Assumption have caused this Instrument of Assumption to be duly executed by their respective authorized officers as of the day and year first above written.

                                 ELKHART PRODUCTS CORPORATION,
                                 a Delaware corporation


                                 By:
                                     -------------------------------------------
                                                    Name:
                                                         -----------------------
                                                   Title:
                                                         -----------------------
                                 ELKHART PRODUCTS LTD.,
                                 a Canadian Corporation


                                 By:
                                    --------------------------------------------
                                                    Name:
                                                         -----------------------
                                                   Title:
                                                         -----------------------
                                 AALBERTS  INDUSTRIES  U.S.  HOLDING CORP.,
                                 a Delaware corporation


                                 By:
                                     -------------------------------------------
                                                    Name:
                                                         -----------------------
                                                   Title:
                                                         -----------------------

                                       2